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The Procter & Gamble Company

(Name of Registrant as Specified in Its Charter)

Trian Fund Management, L.P.

Trian Fund Management GP, LLC

Trian Partners, L.P.

Trian Partners Co-Investment Opportunities Fund, Ltd.

Trian Partners Master Fund, L.P.

Trian Partners Parallel Fund I, L.P.

Trian Partners Master Fund (ERISA), L.P.

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Trian SPV (Sub) XII L.P.

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Trian Partners Strategic Fund-K, L.P.

Trian Partners Strategic Fund-C, Ltd.

Nelson Peltz

Peter W. May

Edward P. Garden

Clayton C. Daley, Jr.

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# P&G Touts TSR Performance Under David Taylor But Disregards Context, Continued Market Share Losses and A Decline in Core EPS

## One Year Before Mr. Taylor Took Over, P&G's TSR Underperformed Peers by 31%[1]

- Mr. Taylor was overseeing 44% of P&G's total sales at the time as Group President - Global Beauty, Grooming & Health Care

## P&G Has Clawed Back 2% of that TSR Underperformance Since Mr. Taylor Became CEO… But Half of P&G's 24% TSR Under Mr. Taylor Has Occurred Since Trian Invested[2]

1-Year Before Mr. Taylor was CEO
Mr. Taylor's Tenure as CEO
P&G TSR vs. Peers:
-31%
P&G's TSR vs. Peers: +2%
~50% of P&G's TSR since Trian invested
Mr. Taylor becomes CEO
Peers
P&G
50%
30%
10%
(10%)
(30%)
11/1/14
10/30/15
8/22/16
6/15/17

## During Mr. Taylor's CEO Tenure, Market Share Losses Have Continued[3]

- Market share losses in every P&G reportable segment in both FY 2017 and FY 2016 – as reported in P&G's 10-K

P&G Market Share Loss by Segment: (FY 2016 and FY 2017)
Grooming
-1.8%
Beauty
-1.6%
Baby, Feminine & Family Care
-1.2%
Health Care
-0.9%
Fabric & Home Care
-0.3%

## During Mr. Taylor's CEO Tenure, EPS Has Declined 2% vs. Peers +14%

- FY 2015 Core EPS: $4.02
- FY 2017 Core EPS: $3.92

-2%

Source: Capital IQ, SEC filings. “TSR” defined as total shareholder return (stock price performance plus dividends). Core EPS figures shown above are as originally reported by P&G.

(1)	Indexed TSR from November 1, 2014, one year prior to Mr. Taylor becoming the CEO, through November 1, 2015 when Mr. Taylor became CEO. Peers indexed TSR performance measured as a simple average of Beiersdorf, Church & Dwight, Clorox, Colgate-Palmolive, Edgewell Personal Care, Henkel, Kimberly-Clark, L’Oreal, Reckitt Benckiser and Unilever. We believe this peer group is relevant because each is domiciled in the United States or Europe, has a significant market capitalization and generates a significant portion of its sales in categories in which P&G competes.
(2)	Indexed TSR performance from November 1, 2015 through June 15, 2017, one day prior to rumors surfacing of Trian seeking a Board seat.
(3)	2-year cumulative market share performance as reported in P&G’s Form 10-K filings. We believe that the last two fiscal years are the most relevant time frame to measure market share performance during Mr. Taylor’s tenure as CEO.